Exhibit 23.0

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on form S-8, as amended, (Nos. 33-43640, 33-54372, 33-80036 and
33-80048) and in the Prospectus constituting part of the Registration Statement on Form S-3 (Nos. 33-72172, 33-69950, 33-64021 and 333-08607) of T Cell
Sciences, Inc. of our report dated March 25, 1998 appearing in the Annual Report on Form 10-K for the year ended December 31, 1997.


Price Waterhouse LLP
Boston, Massachusetts
March 30, 1998